UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2011

BLACK TUSK MINERALS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52372 (Commission File Number)	20-3366333 (IRS Employer Identification No.)

7425 Arbutus Street, Vancouver, British Columbia, Canada V6P 5T2

(Address of principal executive offices and Zip Code)

(778) 999-2575

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Materially Definitive Agreement.

On February 25, 2008, Black Tusk Minerals Inc. (the “Company”) consummated a ten year term agreement with the Peasant Community of Huanza, which is the registered titleholder of the land in which our Peru Properties are located, for the exclusive right to use their land to conduct mining exploration activities. On January 24, 2011, the agreement was recorded in its entirety with the public registry in Peru for mineral claims attached hereto as Exhibit 99.1. The agreement covers an area of 9,700 hectares, including land outside the Company’s existing mineral claim boundaries, which the Company may eventually decide to carry out exploration activity in the future.

Item 7.01	Regulation FD Disclosure

On January 25, 2010, the Company announced the recording in the public registry of the Agreement On The Use of Surface Lands With Mining Purposes with the Peasant Community of Huanza.  The press release announcing the recording is filed herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

The following Exhibit 99.2 relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit Number	Exhibit
99.1	Registered Mineral Claims
99.2	Press Release dated January 25, 2011
99.3	Location Map

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK TUSK MINERALS INC.

By:

    /s/ Gavin Roy

Name: Gavin Roy

Title: President and Director

Dated: January 25, 2011